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                                                                     Exhibit 5.1

                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603


                                 July 18, 2000

Corvis Corporation
7015 Albert Einstein Drive
Columbia, Maryland 21046-9400

     Re:  Registration Statement on Form S-1
          File No. 333-36238
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Corvis Corporation, a Delaware corporation (the "Company"), in connection with the corporate proceedings (the "Corporate Proceedings") taken and to be taken relating to the public offering by the Company of up to 31,625,000 shares of its common stock, $.01 par value per share (the "Shares"). We have also participating in the preparation of the Company's Registration Statement on Form S-1 (File No. 333-36238) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to such Shares. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based upon the foregoing, we are of the opinion that upon completion of the Corporate Proceedings, the Shares will have been duly authorized and, when the Shares are delivered in accordance with the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement and the Corporate Proceedings, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                         Very truly yours,


                                         MAYER, BROWN & PLATT